Exhibit 10.1

Hubbell Incorporated Incentive Compensation Plan

2005 Annual Incentive Guidelines

Program Objectives

•	To encourage teamwork and individual performance by providing rewards for the achievement of corporate and division goals and individual performance objectives on an annual basis.

•	To attract and retain key executives by delivering competitive annual total cash compensation.

Eligibility for Participation

Participation in the Hubbell Incorporated Incentive Compensation Plan is limited to Key Corporate Group (KCG) Managers. This group numbers approximately 47 managers.

Target Incentive Levels

The size of the potential cash award varies by employee group or position. Each group’s, or individual’s target incentive level, established by competitive analysis, is a percentage of base salary. When financial and certain individual goals are met, this target incentive level is paid at 100%. For example; Base Salary $100,000:

Target %	30%
Bonus Target $	$30,000

If all financial and individual goals are met, the bonus payout is $30,000. Should financial and individual goals be exceeded, the bonus payout can be greater than 100% of target dollars, up to a maximum of 150% of target dollars. In this example the maximum payout is $45,000.

Should financial and/or individual goals not be met, bonus payouts will be less than the target dollar amount. The minimum payout is 50% of target dollars, or in this example $15,000.

Should financial results fall short of a predetermined threshold performance level, no bonuses will be paid.

Representative target incentive levels are shown in the table below, expressed as a percent of base salary:

CEO	100%
CFO	70%
Group V.P. Lighting	70%
Other Group V.P.’s	60%
Other Officer’s	50%

Performance Measures

The guidelines consist of primarily financial measures. Executives, however, may be measured on the attainment of certain non-financial performance objectives when appropriate.

•	Corporate

Corporate executives will have one financial measure, the corporation’s Earnings Per Share (EPS). Current year EPS figures are shown in Exhibit A.

•	Group Vice Presidents & Business Platform Executives

These executives have two (2) financial measures:

•	Platform Operating Profit

•	Platform Cash Flow

These Targets are shown in Exhibit B & C

•	Business Unit Managers

These executives have two (2) financial measures:

•	Business Unit Operating Profit

•	Platform Operating Profit or Business Unit Cash Flow

•	Performance Measure Weighting

Group	Performance Measure	Weighting
Corporate Executives	EPS	100%

Group Vice Presidents &	Platform OP	75%
Platform Executives	Platform Cash Flow	25%

Business Unit Executives	Business Unit OP	75%
	Platform OP	25%
	Or Business Unit Cash Flow

Note:	The CEO will assess individual attainent of non-financial goals, as appropriate, and may add or subtract as much as 25% to the earned award, subject to Compensation Committee approval.

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